     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2001
                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                       CBL & ASSOCIATES PROPERTIES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                   62-1545718
 (State or other jurisdiction      (I.R.S. Employer
              of                 Identification No.)
incorporation or organization)

                                   SUITE 300
                                6148 LEE HIGHWAY
                       CHATTANOOGA, TENNESSEE 37421-6511
                                 (423) 855-0001
   (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                              STEPHEN D. LEBOVITZ
                            PRESIDENT AND SECRETARY
                          WATER MILL CENTER, SUITE 395
                                800 SOUTH STREET
                               WALTHAM, MA 02453
                                 (781) 647-3330

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                WITH COPIES TO:

               YAACOV M. GROSS, ESQ.                                     JEFFERY V. CURRY, ESQ.
             WILLKIE FARR & GALLAGHER                                  SHUMACKER & THOMPSON, P.C.
                787 SEVENTH AVENUE                                              SUITE 103
             NEW YORK, NEW YORK 10019                                       6148 LEE HIGHWAY
                  (212) 728-8225                                      CHATTANOOGA, TENNESSEE 37421
                                                                             (423) 855-1814

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: From time to time after the effective date of this Registration
Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /X/

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED              BE REGISTERED        PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE
Common Shares, par value $.01 per share.....      250,000(2)             $29.05             $7,262,500             $1,816

(1) Estimated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Shares quoted on The New York Stock Exchange on June 6, 2001.

(2) Pursuant to Rule 429 under the Securities Act, the Prospectus which forms a part of this Registration Statement shall also relate to 26,000 shares of common stock previously registered for issuance and sale pursuant to the Company's earlier Registration Statement on Form S-3 (File No. 33-95824).

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--------------------------------------------------------------------------------

PROSPECTUS

                                     [LOGO]

                           DIVIDEND REINVESTMENT PLAN
                         250,000 SHARES OF COMMON STOCK

    Our Dividend Reinvestment Plan provides the holders of our common stock, par value $.01 per share, with a simple and convenient method of purchasing additional shares of common stock through the reinvestment of cash dividends and optional cash investments without fees of any kind. Common stock will be purchased for the Plan directly from us. No shares will be purchased for the Plan in the open market. The Plan is administered by SunTrust Bank as the agent.

    A participant in the Plan may purchase additional shares of common stock from us by (i) having the cash dividends on all, or part, of their shares of common stock automatically reinvested, (ii) receiving directly, as usual, their cash dividends, if, as and when declared, on their shares of common stock and investing in the Plan by making optional cash investments of not less than $100 per payment or more than $5,000 per quarter (which amount is noncumulative from quarter to quarter), or (iii) investing both their cash dividends and such optional cash investments.

    The price of shares of common stock purchased under the Plan with reinvested dividends will be 95% of the current market price of the common stock, which is defined as the average of the high and low sales prices for the common stock on the New York Stock Exchange for the applicable investment date. If no trading occurs on the Exchange on such date, the current market price will be determined as of the trading day immediately preceding the investment date. The price of shares of common stock purchased under the Plan with optional cash investments will be 100% of the current market price of the common stock.

    To enroll in the Plan, simply complete the enclosed authorization card and return it to SunTrust at the address provided on the card. Shareholders who participate in the Plan may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need not take any action and will continue to receive their cash dividends, if, as and when declared, as usual. We suggest that you retain this Prospectus for future reference.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                            ------------------------

                  The date of this Prospectus is June 12, 2001

                             AVAILABLE INFORMATION

    In accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, we have filed with the Securities and Exchange Commission a registration statement on Form S-3, together with exhibits, covering the securities included in this offering. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. When a contract, agreement or other document has been filed as an exhibit to the Registration Statement, you should refer to the exhibit for a more complete description of the matter involved. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete and assume that you have referred to the underlying document. Each such statement shall be deemed qualified in its entirety by such reference.

    We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we file annual, quarterly and current reports with the Commission. You can read and copy the Registration Statement and the reports that we file with the Commission at the Commission's public reference rooms at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our filings with the Commission are also available from the Commission's Web Site at http://www.sec.gov. Please call the Commission's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission's public reference rooms. Our common stock is listed on the New York Stock Exchange and our reports can also be inspected at the offices of the Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    We have filed the documents listed below with the Commission under the Exchange Act and they are incorporated herein by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2000; (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001; (iii) Current Report on Form 8-K filed on April 26, 2001; and (iv) the description of the Company's common stock contained in the Company's Registration Statement on Form 8-A dated October 25, 1993.

    Any document which we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to termination of this offering of securities shall be deemed to be incorporated by reference into, and to be part of, this Prospectus from the date of filing of each such document.

    Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference into this Prospectus shall, to the extent applicable, be deemed to be modified, superseded or replaced by later statements included in this Prospectus or in subsequently filed documents which are in or deemed to be incorporated by reference in this Prospectus.

    We will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all documents incorporated by reference herein (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be addressed to our investor relations department, One Park Place, 6148 Lee Highway, Chattanooga, Tennessee, 37421-6511 (telephone number
(615) 855-0001).

                                  THE COMPANY

    We are a self-managed, self-administered, fully integrated real estate company. We own, operate, market, manage, lease, expand, develop, redevelop, acquire and finance regional retail shopping malls and community and neighborhood retail shopping centers. We have elected to be taxed as a real estate investment trust.

    We conduct substantially all of our business through our subsidiary Operating Partnership, CBL & Associates Limited Partnership. We currently own an indirect 51% interest in the Operating Partnership, and one of our wholly owned subsidiaries is its sole general partner. To comply with certain technical requirements of the Internal Revenue Code which are applicable to REITs, our property management and development activities, sales of peripheral land and maintenance operations are carried out through a separate management company. Currently our Operating Partnership owns 100% of the preferred stock of the management company, which entitles the Operating Partnership to 95% of the management company's earnings, and our Operating Partnership also owns 5% of the management company's common stock. Several of our executive officers and certain of their children hold the remaining 95% of the management company's common stock.

    We were organized on July 13, 1993 as a Delaware corporation to acquire substantially all of the real estate properties owned by our predecessor company, CBL & Associates, Inc., and its affiliates. In this proxy statement, the "Company," "we" and "our" refer to CBL & Associates Properties, Inc. and its subsidiaries, including the Operating Partnership. Our principal executive offices are currently located at One Park Place, 6148 Lee Highway, Suite 300, Chattanooga, Tennessee 37421-6511, and our telephone number is (423) 885-0001.

                                    THE PLAN

    The following questions and answers constitute the Plan:

PURPOSE

1.  WHAT IS THE PURPOSE OF THE PLAN AND WHAT USE WILL BE MADE OF THE PROCEEDS?

    The purpose of the Plan is to provide our shareholders with a simple and convenient method of purchasing additional shares of common stock through the reinvestment of dividends and optional cash investments without fees of any kind. Common stock purchased under the Plan will be original issue shares purchased directly from us. No shares will be purchased for the Plan in the open market. We will utilize the net proceeds from the sale of common stock under the Plan for our general corporate purposes. See "Use of Proceeds."

FEATURES

2.  WHAT ARE THE ADVANTAGES OF PARTICIPATING IN THE PLAN?

    - The Plan provides shareholders who elect to participate in the Plan the opportunity to automatically reinvest cash dividends paid on all, or part, of their shares of common stock in additional shares of common stock at a 5% discount (see Question 14).

    - The Plan provides participants with the opportunity to purchase additional shares of common stock through optional cash investments of not less than $100 per payment or more than $5,000 per quarter (which amount is noncumulative from quarter to quarter).

    - No brokerage commissions, fees or service charges are paid by participants in connection with any purchase made under the Plan.

    - Participants' dividends and optional cash investments will be fully reinvested in the common stock since fractional share interests may be held under the Plan.

    - Participants will avoid safekeeping and record-keeping requirements and costs through the free custodial service and reporting provisions of the Plan.

3.  WHAT ARE THE DISADVANTAGES OF PARTICIPATING IN THE PLAN?

    A participant must make an investment decision to participate in the Plan and purchase common stock prior to the date the investment price is determined. A participant may not terminate participation for an investment date after the dividend record date with respect to the reinvestment of dividends or after the second business day preceding the investment date with respect to optional cash investments. The market price of the common stock may fluctuate between the time an investment decision to participate in the Plan is made and the time at which common stock is purchased. No interest will be paid on optional cash investments received by SunTrust pending reinvestment under the Plan.

ADMINISTRATION

4.  WHO ADMINISTERS THE PLAN?

    SunTrust Bank, a Georgia Corporation, administers the Plan, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Shares of common stock purchased under the Plan will be issued in the name of SunTrust or its nominee, as agent for the participants. Should SunTrust cease to act as agent under the Plan, another agent will be designated by the Company (see Question 33).

    All correspondence should be addressed to SunTrust as follows:

    SunTrust Bank
    Stock Transfer Department, Mail Code 258
    P.O. Box 4625
    Atlanta, Georgia 30302

    Or, if a street address is required for the mail delivery, to:

    SunTrust Bank
    58 Edgewood Ave. Room 225
    Atlanta, Georgia 30303

PARTICIPATION

5.  WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

    All holders of our common stock are eligible to participate in the Plan. Beneficial owners whose shares of common stock are registered in the name of a broker, bank or other nominee who desire to participate in the Plan must either make appropriate arrangements with such nominee record holder to join the Plan (see Question 6) or have the shares they wish to enroll in the Plan transferred to their own name. Participation in the Plan may be limited by operation of our Amended and Restated Certificate of Incorporation, as described in Question 31 below. We also reserve the right to limit participation in the Plan and to terminate and modify the Plan as provided in Question 33 below.

6.  HOW DOES AN ELIGIBLE SHAREHOLDER BECOME A PARTICIPANT?

    Shareholders whose shares are registered in their own name may become participants under the Plan by signing an authorization card and returning it to SunTrust.

    Beneficial owners of shares of common stock whose shares are registered in the name of a broker, bank or other nominee who desire to participate in the Plan through such nominee record holder should instruct the broker, bank, or other nominee to arrange with its depository or registered nominee for reinvestment of dividends under the Plan. If a beneficial owner chooses to participate through a nominee record holder, SunTrust and the Company shall treat the nominee record holder as the participant, and the beneficial owner shall have no direct rights as a participant under the Plan. Beneficial owners who participate through a nominee record holder must verify for themselves the extent to which their broker, bank or other nominee will provide all of the services and features of the Plan directly to them. Such beneficial owners must rely upon their broker, bank or nominee for administering the beneficial owner's dividends and must correspond exclusively with the broker, bank, or nominee on all matters regarding the Plan, including account statements, share withdrawal and termination of participation in the Plan. SunTrust will have no record of the participation in the Plan by beneficial owners with respect to shares of common stock registered in a name other than their own.

7.  WHEN MAY AN ELIGIBLE SHAREHOLDER JOIN THE PLAN?

    An eligible shareholder may join the Plan at any time. Reinvestment of dividends will commence with the next quarterly dividend payment after SunTrust receives an authorization card, provided it is received by SunTrust no later than the record date for that dividend. If an authorization card is received thereafter, the reinvestment of dividends for that shareholder will begin with the next succeeding dividend payment date. In each year, dividend declarations by the Board of Directors are generally expected in April, July, October and December, with payments of such dividends in May, August, November and January, respectively. The record date will be approximately 20 days prior to the dividend payment date. See Question 15 for information on joining the Plan by making an initial optional cash investment and the timing of such investments.

8.  WHAT DOES THE AUTHORIZATION CARD PROVIDE?

    The authorization card provides for the purchase of additional shares of common stock through the following investment options:

    (a) FULL DIVIDEND REINVESTMENT directs SunTrust to invest all the participant's cash dividends on all of the shares of common stock then or subsequently registered in the participant's name, as well as on all shares of common stock credited to the participant's Plan account.

    (b) PARTIAL DIVIDEND REINVESTMENT directs SunTrust to invest in accordance with the Plan the cash dividends on only that number of shares of common stock registered in the participant's name which are designated in the appropriate space on the authorization card. Dividends paid thereafter on shares of common stock credited to the participant's Plan account will be reinvested in additional shares of common stock.

    (c) OPTIONAL CASH INVESTMENTS ONLY allows the participant to continue to receive all cash dividends on shares of common stock registered in the participant's name and directs SunTrust to apply only optional cash investments of not less than $100 per payment or more than $5,000 per quarter (which amount is noncumulative from quarter to quarter) received from the participant toward the purchase of additional shares of common stock. Dividends paid thereafter on shares of common stock credited to the participant's Plan account will be reinvested in additional shares of common stock.

    Optional cash investments within the above-described Plan limits may also be made in addition to full or partial reinvestment of dividends.

9.  HOW MAY A PARTICIPANT CHANGE OPTIONS UNDER THE PLAN?

    A participant may change investment options by requesting a new authorization card and returning it to SunTrust. Any change in option with respect to reinvestment of dividends must be received by SunTrust no later than the record date for the next dividend in order to make a change with respect to that dividend.

COSTS

10. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

    There are no brokerage fees on purchases under the Plan. All costs of administration of the Plan are paid by us, except that participants may incur certain costs if they direct SunTrust to sell shares of common stock held in their Plan accounts, whether in connection with termination of participation in the Plan or otherwise (see Questions 24 and 26).

    If a participant's shares are registered in the name of a broker or other nominee, such broker or nominee may charge commissions or fees.

PURCHASES AND OPTIONAL CASH INVESTMENTS

11. WHAT IS THE SOURCE OF THE SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

    Shares of common stock purchased under the Plan will come from our legally authorized but unissued shares. Shares of common stock will not be purchased in the open market.

12. WHEN WILL DIVIDENDS AND OPTIONAL CASH INVESTMENTS BE INVESTED IN SHARES OF COMMON STOCK?

    On each dividend payment date, SunTrust will invest the dividends of all participants in new shares of common stock as authorized and previously elected by the participant. The dividend payment date is the investment date for reinvested dividends. In any month in which a cash dividend on shares of common stock is paid, optional cash investments will also be invested as of the dividend payment date. In all other months, the investment date for optional cash investments will be as of the 15th day of the month, or, if the common stock is not traded on such day, the immediately preceding trading day. For purposes of making purchases under the Plan, SunTrust may commingle the funds of the participants.

13.HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED WITH A PARTICIPANT'S
   DIVIDENDS AND OPTIONAL CASH INVESTMENTS?

    The number of full and fractional shares of common stock (calculated to three decimal places) purchased with a participant's dividends and optional cash investments on each investment date will be determined by dividing the aggregate amount of dividends and optional cash investments, if any, by the applicable purchase price for the shares of common stock on such investment date.

14. WHAT WILL BE THE PRICE FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?

    The price of shares of common stock purchased under the Plan with reinvested dividends will be 95% of the current market price of the common stock which is defined as the average of the high and low sales prices for the common stock on the New York Stock Exchange for the applicable investment date. If no trading occurs on the Exchange on such date, the current market price will be determined as of the trading day immediately preceding the investment date. The price of shares of common stock purchased under the Plan with optional cash investments will be 100% of the current market price of the common stock.

15. HOW DOES A PARTICIPANT MAKE OPTIONAL CASH INVESTMENTS?

    Shareholders enrolling in the Plan may make an initial cash investment by mailing a check or money order with an executed authorization card to SunTrust at the address set forth above in Question 4. After an authorization card has been received by SunTrust, optional cash investments may be made by mailing to SunTrust at such address a check or money order together with a properly executed Cash Remittance Form which will accompany the statement of account sent to participants (see Question 17). Optional cash investments forwarded to any other address will not constitute a valid delivery. All checks and money orders must be payable to SunTrust Bank. Do not send cash. Checks or money orders drawn against non-United States banks must have the United States currency imprinted on such checks or money orders. Optional cash investments must be received no later than three business days prior to a particular investment date, and checks or other drafts must clear prior to such investment date, for an optional cash investment to be invested on such investment date. Optional cash investments received thereafter will be reinvested as of the next following investment date.

    In the event that any check or money order is returned unpaid for any reason, SunTrust will consider the request for investment of such optional cash investment void and shall immediately remove from the participant's account shares of common stock, if any, purchased upon the prior credit of such money. SunTrust shall thereupon be entitled to sell such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, SunTrust shall be entitled to sell such additional shares from the participant's account to satisfy the uncollected balance.

    Shares purchased with optional cash investments will be held by SunTrust and credited to the participant's account under the Plan. Thereafter, dividends on such shares of common stock will automatically be fully reinvested in additional shares of common stock unless such shares are withdrawn from the Plan.

    On written request from a participant, SunTrust will return any uninvested optional cash investments if SunTrust receives the request at least two business days prior to the investment date.

    Participants' funds held by SunTrust will not earn interest.

16. ARE THERE ANY LIMITATIONS ON OPTIONAL CASH INVESTMENTS?

    Yes. A participant may make optional cash investments of not less than $100 per payment or more than $5,000 during each quarterly period between regular dividend payment dates (which amount is noncumulative from quarter to quarter).

STATEMENTS

17. WHAT STATEMENTS WILL PARTICIPANTS RECEIVE?

    Following each purchase of shares of common stock for a participant under the Plan, SunTrust will mail a statement of account showing the amounts invested, the number of shares of common stock purchased and the purchase price on the investment date. These statements should be retained for income tax purposes. In addition, participants will receive copies of the same materials sent to all our shareholders, including our annual reports, proxy statements and other information concerning meetings of shareholders.

DIVIDENDS

18. WILL DIVIDENDS BE PAID ON SHARES OF COMMON STOCK HELD IN PARTICIPANTS' ACCOUNTS UNDER THE PLAN?

    Yes. Cash dividends for all full and fractional Plan shares credited to participants' accounts are automatically reinvested in additional shares of common stock and added to participants' accounts.

SHARE CERTIFICATES

19. WILL CERTIFICATES BE ISSUED FOR SHARES OR COMMON STOCK PURCHASED UNDER THE PLAN?

    Unless requested by a participant, certificates for shares of common stock purchased under the Plan will not ordinarily be issued. The number of shares credited to the Plan account will be shown in the statement prepared by SunTrust. This service protects a participant against loss, theft or destruction of stock certificates. Upon request, SunTrust will issue certificates for whole shares held in a Plan account (see below). Certificates representing fractional share interests will not be issued. Requests for certificates must be made in writing to SunTrust at the address set forth in Question 4 or by facsimile
(404) 332-3875.

20. WHAT IS THE EFFECT ON A PARTICIPANT'S ACCOUNT IF A PARTICIPANT REQUESTS A CERTIFICATE FOR WHOLE SHARES OF COMMON STOCK HELD IN THE ACCOUNT?

    If a participant requests delivery of a certificate for whole shares of common stock held in his account, any remaining whole shares and fraction of a share will continue to be credited to the participant's account, and dividends on such shares will continue to be reinvested under the Plan only as previously elected by the participant. In addition, if a participant maintains an account for full reinvestment of dividends on shares of common stock, dividends on the shares for which a certificate is requested would continue to be reinvested under the Plan so long as such shares remain registered in the participant's name. If the participant maintains an account only for optional cash investments, dividends on shares of common stock for which a certificate is requested would no longer be reinvested under the Plan unless and until the participant submits an authorization card to authorize reinvestment of dividends on shares of common stock.

21. MAY SHARES OF COMMON STOCK IN A PLAN ACCOUNT BE PLEDGED?

    No. Shares of common stock while credited to the account of a participant under the Plan may not be pledged, sold or otherwise transferred. A participant who wishes to pledge, sell or transfer such shares must request that a certificate for such shares first be issued in the participant's name.

22. MAY SHARES OF COMMON STOCK HELD IN CERTIFICATE FORM BE DEPOSITED IN A PARTICIPANT'S PLAN ACCOUNT?

    Yes. A participant may deposit stock certificates of common stock with SunTrust for safekeeping. SunTrust will credit the number of shares deposited in the participant's account and will treat them in all respects in the same manner as shares purchased under the Plan for the participant's account. A participant does not need to endorse his certificates before sending them to SunTrust. There is no additional charge for this service.

    All Company stock certificates should be sent (by either registered or certified mail, return receipt requested) to SunTrust at the address set forth in Question 4. A return receipt is requested since the participant bears the risk of loss in transit.

TERMINATION OF PARTICIPATION

23. HOW MAY PARTICIPATION IN THE PLAN BE TERMINATED?

    A participant may terminate participation in the Plan at any time by written request to SunTrust at the address set forth in Question 4. If the termination request is received on or after the record date for determining the shareholders entitled to receive the next dividend, that dividend will be reinvested in shares of common stock for the participant's account on the dividend payment date, and the request to terminate participation will be processed promptly thereafter. Any optional cash investments sent to SunTrust prior to a termination request will also be invested in shares of common stock on the next investment date unless the participant requests in writing the return of the investments at least two business days before the investment date.

24. WHAT HAPPENS WHEN A PARTICIPANT TERMINATES AN ACCOUNT?

    Once termination of an account has been effected, SunTrust will issue to the participant, without charge, certificates for the whole shares held in such account under the Plan and cash in lieu of any fractional interest in a share held in the account at the market value of the common stock on the date the notice of termination is processed. However, if the participant elects to receive cash, SunTrust will sell such shares in the manner provided in Question 26.

25. WHEN MAY AN ELIGIBLE SHAREHOLDER REJOIN THE PLAN?

    Generally, a shareholder may re-elect to participate in the Plan at any time. However, SunTrust reserves the right to reject any authorization card on the grounds of excessive joining and withdrawing. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term investment service.

SALE OF SHARES

26. MAY A PARTICIPANT REQUEST THAT SHARES HELD IN A PLAN ACCOUNT BE SOLD?

    Yes. A participant may request that all or any part of the shares held in his/her account be sold either (a) in connection with termination of an account (see Questions 23 and 24) or (b) without terminating the account. Within five business days of receipt of a participant's written request to sell shares held in a Plan account, whether or not in connection with termination of the account, SunTrust will place a sell order through a broker or dealer designated by SunTrust. SunTrust will send the net proceeds of the sale to the participant, after deducting brokerage commissions or similar charges, transfer taxes or other fees incurred by SunTrust allocable to the sale of such shares (if any). Participants selling shares through the Plan should be aware that the common stock price may fluctuate during the period between a request for sale, its receipt by SunTrust and the ultimate sale in the open market. This risk should be evaluated by the participant and the risk of a price decline is borne solely by the participant. The net proceeds will be mailed after the settlement of funds from the brokerage firm selected by SunTrust.

OTHER INFORMATION

27.WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SOME OR ALL OF THE SHARES
   OF COMMON STOCK REGISTERED IN HIS OR HER NAME?

    If a participant disposes of all or a portion of the shares of common stock for which such participant holds certificates without disposing of shares in the Plan account, SunTrust will continue to reinvest dividends on shares of common stock credited to such participant's Plan account in additional shares unless and until a written request to withdraw such shares from the participant's Plan account is received by SunTrust.

28. WHAT HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
    SPLIT?

    In the event of a stock split or a stock dividend payable in shares of common stock, SunTrust will credit to the participant's account the applicable number of whole and/or fractional shares of common stock based on the number of shares of common stock held in the participant's account as of the record date for the stock dividend or split. Shares of common stock issued as a result of a stock dividend on or split of shares of common stock registered in the participant's own name will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

29. WHAT HAPPENS IF THE COMPANY HAS A RIGHTS OFFERING?

    If the Company has a rights offering in which separately tradeable and exercisable rights are issued to registered holders of shares of common stock, the rights attributable to whole shares of common stock held in a participant's account will be transferred to the participant as promptly as practicable after the rights are issued. Rights attributable to fractional shares will be sold, and the proceeds therefrom will be treated as an optional cash investment. Rights attributable to shares of common stock registered in the participant's own name will be treated in the same manner as rights attributable to the shares of common stock of nonparticipants.

30. HOW WILL SHARES HELD BY SUNTRUST BE VOTED AT MEETINGS OF SHAREHOLDERS?

    If the participant has directly owned shares registered in his or her name, the participant will receive a proxy card covering both directly held shares and shares held in the Plan. If the participant does not have directly owned shares registered in his or her name, the participant will receive a proxy covering shares held in the Plan through his or her broker, bank or other nominee.

    If a proxy is returned properly signed and marked for voting, all the shares covered by the proxy will be voted as marked. If a proxy is returned properly signed but no voting instructions are given, all of the participant's shares will be voted in accordance with recommendations of our Board of Directors, unless applicable laws require otherwise. If the proxy is not returned, or, if it is returned unexecuted or improperly executed, shares registered in a participant's name may be voted only by the participant in person (however, such shares may be counted as present at shareholder meetings for the purpose of determining whether or not a quorum exists).

31.ARE THERE ANY OTHER LIMITS ON THE PURCHASE OF SHARES OF COMMON STOCK UNDER
   THE PLAN?

    Due to limitations on the concentration of ownership of stock of a real estate investment trust imposed by the Internal Revenue Code, our Certificate of Incorporation prohibits any person (other than certain family groups which are defined in the Certificate of Incorporation) from owning, either directly or indirectly, under the applicable attribution rules of the Code, more than 6% of the outstanding common stock.

32. WHAT IS THE RESPONSIBILITY OF THE COMPANY AND SUNTRUST UNDER THE PLAN?

    The Company and SunTrust (and its nominee or nominees), in administering the Plan, shall not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability
(a) arising out of failure to terminate a participant's account upon such participant's death prior to receipt by SunTrust of written notice of such death, (b) with respect to the prices at which shares of common stock are purchased and/or sold for a participant's account and the times such purchases and/or sales are made and (c) with respect to any fluctuation in the market value of the common stock.

    All notices from SunTrust to a participant will be addressed to the participant's last known address. Participants should notify SunTrust promptly in writing of any change of address.

33. MAY THE PLAN BE AMENDED, SUSPENDED OR TERMINATED?

    We may amend, suspend or terminate the Plan at any time or times. Appropriate notice of such action will be mailed to each participant at his or her last address of record. Any such amendment may include the appointment by us in SunTrust's place and stead of a successor bank or trust company organized under the laws of the United States or any state thereof under the terms and conditions of the Plan, in which event we are authorized to pay such successor agent for the account of the participants, all dividends and distributions payable on the shares of common stock held by such participants for application by the successor agent as provided under the Plan.

34. WHAT HAPPENS IF THE PLAN IS TERMINATED?

    If the Plan is terminated, each participant will receive (a) a certificate for all whole shares of common stock held in the participant's account and
(b) a check representing the value of any fractional share held in the participant's account and any uninvested optional cash investment held in the account.

35. WHO INTERPRETS AND REGULATES THE PLAN?

    We are authorized to issue such interpretations, adopt such regulations and take such other action as may be reasonably designed to effectuate the Plan. If we or SunTrust take any action to effectuate the Plan in the good faith exercise of judgment, it will be binding on participants.

36. WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN THE COMMON STOCK?

    In this regard, a participant's investment, both in shares held in the Plan and in shares registered in the participant's own name, is no different from that of nonparticipating shareholders. The participant bears the risk of loss and has the opportunity for gain from market price changes with respect to all such shares.

FEDERAL INCOME TAX CONSEQUENCES

37. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPANTS IN THE PLAN?

    A participant will have somewhat different federal income tax obligations for dividends reinvested under the Plan than for dividends received in cash. A participant will be treated as having received a dividend distribution equal to the fair market value of the Plan shares purchased on the dividend payment date. Therefore, because Plan shares purchased with reinvested dividends will be purchased for 95% of the fair market value (see Question 14 for a description of the method for determining purchase price under the Plan), the resulting taxable income will be greater than the taxable income that would have resulted from the receipt of the dividend in cash. A participant's tax basis in the dividend Plan shares will be equal to the fair market value of the dividend Plan shares credited to the participant's account. Likewise, the tax basis per Plan share purchased with optional cash investments will be equal to the participant's purchase price per Plan share. The participant's holding period for common stock purchased under the Plan will begin the day following the investment date (see Questions 12 and 14).

    Example: We make a quarterly dividend distribution which would amount to $100 if the shareholder received it in cash. The shareholder is, instead, a participant in the Plan. The fair market value of the common stock on the dividend payment date is $20. The $100 dividend is reinvested for the participant in Plan shares at $19 per share (95% of $20), with 5.263 shares ($100 divided by $19) being credited to the participant's account. The fair market value of these 5.263 shares is $20 each, or $105.26. For federal income tax purposes, we are deemed to have distributed to the participant and the participant to have received $105.26. This amount will be the tax basis for the
5.263 dividend Plan shares. If the full amount of the distribution paid by us is a distribution of our current or accumulated earnings and profits, then the participant is deemed to have a taxable dividend of $105.26; if only 50% of such distribution is determined to be from our earnings and profits, then $52.63 will be taxable as a dividend to the participant and the remaining $52.63 treated as a tax-free return of capital or capital gains distribution, or as gain from the sale or exchange of such participant's Plan shares, as appropriate.

    So long as we continue to qualify as a REIT under the Internal Revenue Code, the distribution will be taxable under the provisions of the Code applicable to REITs and their shareholders, pursuant to which (i) distributions will be taxable to shareholders as ordinary income to the extent of our current or accumulated earnings and profits, (ii) distributions which are designated as capital gain distributions by us will be taxed as long-term capital gains to shareholders to the extent they do not exceed our net capital gain for the taxable year, (iii) distributions which are not designated as capital gains distributions and which are in excess of our current or accumulated earnings and profits will be treated as a tax-free return of capital to the shareholders and reduce the adjusted tax basis of a shareholder's shares (but not below zero) and
(iv) such distributions in excess of a shareholder's adjusted tax basis in its shares will be treated as gain from the sale or exchange of such shares.

    A participant will not realize any taxable income when the participant receives certificates for whole Plan shares, either upon the participant's request for certain of those shares or upon termination of participation in or termination of the Plan.

    A participant will realize gain or loss when Plan shares are sold or exchanged, whether pursuant to the participant's request upon termination of participation in the Plan or otherwise (see Questions 24 and 26) or by the participant after receipt of Plan shares from the Plan, and, in the case of a fractional Plan share, when the participant receives a cash adjustment for a fraction of a Plan share upon termination of participation in or termination of the Plan; and the amount of such gain or loss will be the difference between the amount which the participant receives for the Plan shares or fraction of a Plan share and the tax basis therefor.

    We will comply with all applicable Internal Revenue Service ("IRS") requirements concerning the filing of information returns, and such information will be provided to the participant by a duplicate of that form or in a final statement of account for each calendar year. With respect to participants whose dividends are subject to United States income tax withholding, we will comply with all applicable IRS requirements concerning the withholding of such tax, and the amount of any cash distribution reinvested will, in each case, be after any reduction necessary to comply with the applicable withholding requirements.

    Under Code Section 3406(a)(1), we are required to withhold for United States income tax purposes 31% of all dividend payments to a shareholder if (i) such shareholder has failed to furnish his or her taxpayer identification number, which for an individual is his or her social security number, (ii) the IRS has notified us that the shareholder has failed to properly report interest or dividends or (iii) the shareholder has failed to certify, under penalties of perjury, that he or she is not subject to back-up withholding. Either we or the shareholders' broker have previously requested the shareholders to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

    The foregoing summary is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular investors in light of their personal investment circumstances, or certain types of investors (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws. THOSE CONSIDERING PARTICIPATION IN THE PLAN ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES (INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES) THAT MAY RESULT FROM THEIR PARTICIPATION IN THE PLAN AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

    The income tax consequences for participants who do not reside in the United States may vary from jurisdiction to jurisdiction.

38. WHAT ARE THE EFFECTS OF FEDERAL INCOME TAX WITHHOLDING PROVISIONS?

    In the case of a shareholder who is subject to back-up withholding tax on dividends under the Plan, or a foreign shareholder whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of the cash dividend and only the reduced amount will be reinvested in Plan shares. Regular statements of account confirming purchases made for such participants will indicate the amount of tax withheld.

                                USE OF PROCEEDS

    We are unable to estimate the amount of proceeds from the sale of shares of common stock under the Plan. We intend to use any net proceeds from the sale of such shares for general corporate purposes, which may include the development and acquisition of regional retail shopping malls or community retail shopping centers as suitable opportunities arise, the expansion and improvement of certain properties in our portfolio and the repayment of certain indebtedness outstanding at such time.

                              PLAN OF DISTRIBUTLON

    The shares of common stock sold under the Plan are being distributed directly by us rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to participants in connection with the purchase of shares under the Plan.

    Broker-dealers and other financial intermediaries may engage in positioning and other transactions that will allow them to acquire shares of common stock prior to the record date for dividends, reinvest in Plan shares at the discounted purchase price and resell the Plan shares to capture the discount. We do not expect that financial intermediaries will engage in such transactions to any significant extent, if at all. Our Certificate of Incorporation limits share ownership by any person (see Question 31). Moreover, the Plan limits optional investments to $5,000 per quarter and Plan shares purchased with optional investments are not purchased at a discount. To the extent that financial intermediaries do participate in such trading activities, they may be deemed underwriters within the meaning of Section 2(11) of the Securities Act. We have not entered into any formal or informal arrangement with any financial intermediary to engage in such transactions and do not intend to do so.

                                    EXPERTS

    The audited financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

                                 LEGAL MATTERS

    Certain legal matters with respect to the shares of common stock offered under the Plan will be passed upon for the Company by Willkie Farr & Gallagher, New York, New York. Certain other matters will be passed upon for the Company by Shumacker & Thompson, P.C., Chattanooga, Tennessee. Certain members of
Shumacker & Thompson, P.C. are assistant secretaries of the Company.

                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

    We are a Delaware corporation. In our Certificate of Incorporation, we have adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

    We have also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

    We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We are also required to indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and to cover officers and directors under our directors' and officers' liability insurance, provided that such insurance is commercially available at reasonable expense. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and the Bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, they cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights they provide.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the provisions described above or otherwise, we have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                            ------------------------

                                           PAGE
                                         --------
Available Information..................      2
Incorporation of Certain Documents by
  Reference............................      2
The Company............................      3
The Plan...............................      4
  Purpose..............................      4
  Features.............................      4
  Administration.......................      4
  Participation........................      5
  Costs................................      6
  Purchases and Optional Cash
  Investments..........................      6
  Statements...........................      8
  Dividends............................      8
  Share Certificates...................      8
  Termination of Participation.........      9
  Sale of Shares.......................      9
  Other Information....................     10
  Federal Income Tax Consequences......     11
Use of Proceeds........................     14
Plan of Distribution...................     14
Experts................................     14
Legal Matters..........................     14
Indemnification of Officers and
  Directors............................     14

                                     [LOGO]

                           DIVIDEND REINVESTMENT PLAN
                         250,000 SHARES OF COMMON STOCK

                                 --------------
                                   PROSPECTUS
                                 --------------

                                 JUNE 12, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the fees and expenses estimated to be incurred in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

SEC registration fees.......................................  $ 1,816
Legal fees and expenses.....................................   40,000
Accounting fees and expenses................................    5,000
Printing expenses...........................................    5,000
Miscellaneous...............................................    1,500
                                                              -------
Total.......................................................  $53,316
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

    The Company has also adopted indemnification provisions pursuant to
Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

    The Company has entered into indemnification agreements with each of the Company's officers and directors. The indemnification agreements require, among other things, that the Company indemnify its officers and directors to the fullest extent permitted by law, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company is also required to indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and to cover officers and directors under the Company's directors' and officers' liability insurance, provided that such insurance is commercially available at reasonable expense. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Certificate of Incorporation and the Bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, they cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights they provide.

ITEM 16.  EXHIBITS

            4.1(1)          --         Amended and Restated Certificate of Incorporation of the
                                         Company, dated November 2, 1993
            4.2(2)          --         Amendment of Amended and Restated Certificate of
                                         Incorporation of the Company, dated May 2, 1996
            4.3(3)          --         Amendment of Amended and Restated Certificate of
                                         Incorporation of the Company, dated January 31, 2001
            5               --         Opinion of Willkie Farr & Gallagher
           23.1             --         Consent of Arthur Andersen LLP
           23.2             --         Consent of Willkie Farr & Gallagher (included in Exhibit 5)
           24               --         Powers of Attorney (included on signature page)
           99.1             --         Specimen authorization card
           99.2             --         Letter to Shareholders

------------------------

(1) Incorporated by reference from the Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994.

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q, as filed with the Commission on May 14, 1996.

(3) Incorporated by reference from the Company's Current Report on Form 8-K, as filed with the Commission on February 6, 2001.

ITEM 17.  UNDERTAKINGS.

    The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant also hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Chattanooga, State of Tennessee on the 12 day of June, 2001.

                                                       CBL & ASSOCIATES PROPERTIES, INC.

                                                       By:  /s/ CHARLES B. LEBOVITZ
                                                            -----------------------------------------
                                                            Name:  Charles B. Lebovitz
                                                            Title:   Chairman of the Board and Chief
                                                                     Executive Officer

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Lebovitz, John N. Foy and Stephen D. Lebovitz, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                     TITLE                        DATE
                ---------                                     -----                        ----
         /s/ CHARLES B. LEBOVITZ            Chairman of the Board and Chief Executive  June 12, 2001
    ---------------------------------         Officer (Principal Executive Officer)
           Charles B. Lebovitz

             /s/ JOHN N. FOY                 Vice Chairman, Chief Financial Officer    June 12, 2001
    ---------------------------------          and Treasurer (Principal Financial
               John N. Foy                  Officer and Principal Accounting Officer)

         /s/ STEPHEN D. LEBOVITZ                     President and Secretary           June 12, 2001
    ---------------------------------
           Stephen D. Lebovitz

                SIGNATURE                                     TITLE                        DATE
                ---------                                     -----                        ----
          /s/ CLAUDE M. BALLARD                             Director                   June 12, 2001
    ---------------------------------
            Claude M. Ballard

              /s/ LEO FIELDS                                Director                   June 12, 2001
    ---------------------------------
                Leo Fields

          /s/ WILLIAM J. POORVU                             Director                   June 12, 2001
    ---------------------------------
            William J. Poorvu

          /s/ WINSTON W. WALKER                             Director                   June 12, 2001
    ---------------------------------
            Winston W. Walker

           /s/ GARY L. BRYENTON                             Director                   June 12, 2001
    ---------------------------------
             Gary L. Bryenton

           /s/ MARTIN J. CLEARY                             Director                   June 12, 2001
    ---------------------------------
             Martin J. Cleary

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                               DESCRIPTION
---------------------               ------------------------------------------------------------
  4.1(1      )                 --   Amended and Restated Certificate of Incorporation of the
                                    Company, dated November 2, 1993

  4.2(2      )                 --   Amendment of Amended and Restated Certificate of
                                    Incorporation of the Company, dated May 2, 1996

  4.3(3      )                 --   Amendment of Amended and Restated Certificate of
                                    Incorporation of the Company, dated January 31, 2001

  5                            --   Opinion of Willkie Farr & Gallagher

 23.1                          --   Consent of Arthur Andersen LLP

 23.2                          --   Consent of Willkie Farr & Gallagher (included in Exhibit 5)

 24                            --   Powers of Attorney (included on signature page)

 99.1                          --   Specimen authorization card

 99.2                          --   Letter to Shareholders

------------------------

(1) Incorporated by reference from the Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (No. 33-67372), as filed with the Commission on January 27, 1994.

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q, as filed with the Commission on May 14, 1996.

(3) Incorporated by reference from the Company's Current Report on Form 8-K, as filed with the Commission on February 6, 2001.